UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2007

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

           Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

1.  Election of Director

On November 5, 2007, the Board appointed Jay E. Vahl to the Company’s Board of Directors. Mr. Vahl, 72, is an international business consultant with over 35 years of international business experience. From July 2004 to the present Mr. Vahl has been a business consultant assisting company with respect to opportunities in China. From 2000 to 2005, Mr. Vahl represented Sampo Corporation in establishing distributorships in Taiwan for Land Rover Motor Cars and Chrysler-Dodge. From 1998 to 2001 he was President of Payless Rent-A-Car System, an international rental car-franchising firm where he developed a strategic business alliance with British Car Rental in the U.K. From 1996 to 1998, Mr. Vahl served as a Director of SunStyle International Holidays, Inc. a leisure tour operator. Mr. Vahl also represented Huitung, a Chinese entity to acquire the exclusive Land Rover distributorship in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: November 6, 2007	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President